Exhibit 99.1
MORGANS HOTEL GROUP ANNOUNCES AMENDMENT OF CLIFT GROUND
LEASE
— Reduces Lease Payments —
NEW YORK, September 20, 2010 — Morgans Hotel Group Co. (NASDAQ: MHGC) (“MHG”) today announced that it has successfully reached an amendment to the long-term ground lease underlying Clift in San Francisco, which a subsidiary of MHG operates. The amendment effectively reduces annual lease payments to $4.97 million for a two-year period which began retroactively on March 1, 2010. In March 2012 and subsequently, the payment schedule will continue as stated in the lease agreement, which currently is approximately $6.0 million per year increasing in the future based on the Consumer Price Index. The lease will remain non-recourse to MHG. This amendment settles all claims related to litigation filed earlier this year.
“We would like to thank our landlord for supporting us and working with us on this lease amendment, which we believe is in the interest of all parties. We look forward to continuing to operate Clift, a high-quality hotel and an important part of our portfolio, which is further strengthened by an outstanding operating team. We anticipate that the new agreement will provide the necessary financial relief to allow us to successfully operate the hotel as market conditions improve,” said Marc Gordon, President of Morgans Hotel Group.
Clift has 372 guestrooms and suites designed by Philippe Starck. Clift is located in the heart of San Francisco’s Union Square district, within walking distance of San Francisco’s central retail, dining, cultural and business activities. The hotel features the iconic Redwood Room, a paneled San Francisco landmark and the recently opened Velvet Room, a multi-purpose and unique venue for eating, drinking and entertaining for corporate meetings and select nightlife events, while offering breakfast, lunch and dinner daily.
About Morgans Hotel Group
Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. Morgans Hotel Group operates and owns, or has an ownership interest in, Morgans, Royalton and Hudson in New York, Delano and Shore Club in South Beach, Mondrian in Los Angeles and South Beach, Clift in San Francisco, Ames in Boston, and Sanderson and St Martins Lane in London. Morgans Hotel Group and an equity partner also own the Hard Rock Hotel & Casino in Las Vegas and related assets. Morgans Hotel Group also manages hotels in Isla Verde, Puerto Rico and Playa del Carmen, Mexico. Morgans Hotel Group has other property transactions in various stages of completion, including projects in SoHo, New York and Palm Springs, California. For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements
This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs and prediction of certain future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate” “believe,” “project,” or other similar words or expressions. These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results or other future events to differ materially from those expressed in any forward-looking statement. Important risks and factors that could cause our actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to, the need for lender approval of any amendments to our loan agreements, economic, business, competitive market and regulatory conditions such as: a sustained downturn in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; continued tightness in the global credit markets; general volatility of the capital markets and our ability to access the capital markets; our ability to refinance our current outstanding debt and to repay outstanding debt as such debt matures; our ability to protect the value of our name, image and brands and our intellectual property; risks related to natural disasters, such as earthquakes and hurricanes; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; and other risk factors discussed in MHG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and other documents filed by MHG with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and MHG assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.
Contacts:
Jennifer Foley
Vice President of Public Relations
Morgans Hotel Group
212.277.4166
jennifer.foley@morganshotelgroup.com